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                                                                   Exhibit 23.1




                          Independent Auditors' Consent



We consent to the incorporation by reference in the Registration Statement No. 333-01475 of CTI Group (Holdings) Inc. on Form S-8 of our report dated June 9, 2000 (which report expresses an unqualified opinion and an explanatory paragraph related to the material uncertainty concerning the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-KSB of CTI Group (Holdings) Inc. for the year ended March 31, 2000.


Deloitte & Touche LLP

Philadelphia, PA

July 14, 2000



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